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                                                                    EXHIBIT 3.11

                              BYLAWS OF PCNV, INC.
                              A NEVADA CORPORATION


         The following constitutes the Bylaws of PCNV, Inc., a corporation duly incorporated under the laws of the State of Nevada (herein called the "Corporation"). In the event any provision of these Bylaws is in conflict with any applicable law of the United States or the State of Nevada, or of any order, rule, regulation, decree or judgment of any governmental body or power or court having jurisdiction over the Corporation, or over the subject matter to which such provision of these Bylaws applies or may apply, such law or order, rule, regulation, decree or judgment, shall prevail, and the conflicting provision of these Bylaws shall be inoperative, but in all other respects these Bylaws shall be and remain in full force and effect.

                                   ARTICLE I
                                  STOCKHOLDERS

Section 1.  Annual Meeting.

         An annual meeting of the stockholders, for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting, shall be held at such place, on such date, and at such time as the Board of Directors shall each year fix, which date shall be within thirteen (13) months subsequent to the later of the date of incorporation or the last annual meeting of stockholders.
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Section 2.  Special Meetings.

         Special meetings of the stockholders, for any purpose or purposes prescribed in the notice of the meeting, may be called by the Board of Directors of the chief executive officer and shall be held at such place, on such date, and at such time as they or he or she shall fix.

Section 3.  Notice of Meetings.

         Written notice of the place, date and time of all meetings of the stockholders shall be given, not less than ten (10) nor more than sixty (60) days before the date on which the meeting is to be held, to each stockholder entitled to vote at such meeting, except as otherwise provided herein or required by law (meaning, here and hereinafter, as required from time to time by the corporation statutes of the State of Nevada, or the Articles of Incorporation of the Corporation).

         When a meeting is adjourned to another place, date, or time, written notice need not be given of the adjourned meeting if the place, date, and time thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than thirty (30) days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting shall be given in conformity herewith. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.


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         Notice of any meeting may be waived as provided in Section 2 of
Article V hereof; attendance by a stockholder in person or by proxy at any meeting shall constitute a waiver of notice thereof by such stockholder.

Section 4.  Quorum.

         At any meeting of the stockholders, the holders of a majority of all of the shares of the stock entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum for all purposes, unless or except to the extent that the presence of a larger number may be required by law. Where a separate vote by a class or classes is required, a majority of the shares of such class or classes present in person or represented by proxy shall constitute a quorum entitled to take action with respect to that vote on that matter.

         If a quorum shall fail to attend any meeting, the chairman of the meeting or the holders of a majority of the shares of stock entitled to vote who are present, in person or by proxy, may adjourn the meeting to another place, date, or time.

         If a notice of any adjourned special meeting or stockholders is sent to all stockholders entitled to vote thereat, stating that it will be held with those present constituting a quorum, then except as otherwise required by law, those present at such adjourned meeting shall constitute a quorum, and all matters shall be determined by a majority of the votes cast at such meeting.





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Section 5.  Organization.

         Such person as the Board of Directors may have designated and/or, in the absence of such a person, the chief executive officer of the Corporation or, in his or her absence, such person as may be chosen by the holders of a majority of the shares entitled to vote who are present, in person or by proxy, shall call to order any meeting of the stockholders and act as chairman of the meeting. In the absence of the Secretary of the Corporation, the secretary of the meeting shall be such person as the chairman appoints.

Section 6.  Conduct of Business.

         The chairman of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seem to him or her in order.

Section 7.  Proxies and Voting.

         At any meeting of the stockholders, every stockholder entitled to vote may vote in person or by proxy appointed by an instrument in writing filed with the Corporate Secretary prior to or at the meeting.

                  [PAGE THREE MISSING FROM ORIGINAL DOCUMENT]

unless, within sixty (60) days of the date the earliest dated consent is delivered to the Corporation, a written consent or consents signed by a sufficient number of holders to take action are delivered to the Corporation in the manner prescribed in the first paragraph of this section.





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                                   ARTICLE II
                               BOARD OF DIRECTORS

Section 1.  Number and Term of Directors.

         The number of directors that shall constitute the whole Board shall be such number as the Board of Directors shall from time to time have designated, except that in the absence of any such designation such number shall be three
(3). Each director shall be elected for a term of one year and until his or her successor is elected and qualified, except as otherwise provided herein or required by law.

         Whenever the authorized number of directors is increased between annual meetings of the stockholders, a majority of the directors then in office shall have the power to elect such new directors for the balance of a term and until their successors are elected and qualified. Any decrease in the authorized number of directors shall not become effective until the expiration of the term of the directors then in office unless, at the time of such decrease, there shall be vacancies on the board which are being eliminated by the decrease.

Section 2.  Vacancies.

         If the office of any director becomes vacant by reason of death, resignation, disqualification, removal or other cause, a majority of the directors remaining in office, although less than a quorum, may elect a successor for the unexpired term and until his or her successor is elected and qualified.





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Section 3.  Regular Meetings.

         Regular meetings of the Board of Directors shall be held at such place or places, on such date or dates, and at such time or times as shall have been established by the Board of Directors and publicized among all directors. A notice of each regular meeting shall not be required.

Section 4.  Special Meetings.

         Special meetings of the Board of Directors may be called by a majority of the directors then in office or by the chief executive officer and shall be held at such place, on such date, and at such time as they or he or she shall fix. Notice of the place, date, and time of each such special meeting shall be given each director by whom it is not waived by mailing written notice not less than five (5) days before the meeting or by telegraphing or telexing or by facsimile transmission of the same not less than twenty-four (24) hours before the meeting. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting.

Section 5.  Quorum.

         At any meeting of the Board of Directors, a majority of the total number of the whole Board shall constitute a quorum for all purposes. If a quorum shall fail to attend any meeting, a majority of those present may adjourn the meeting to another place, date, or time, without further notice or waiver thereof.





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Section 6.  Participation in Meetings by Conference Telephone.

         Members of the Board of Directors may participate in a meeting of such Board by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and such participation shall constitute presence in person at such meeting.

Section 7.  Conduct of Business.

         At any meeting of the Board of Directors, business shall be transacted in such order and manner as the Board may from time to time determine, and all matters shall be determined by the vote of a majority of the directors present, except as otherwise provided herein or required by law. Action may be taken by the Board of Directors without a meeting if all members thereof consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors.

Section 8.  Powers.

         The Board of Directors may, except as otherwise required by law, exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, including, without limiting the generality of the foregoing, the unqualified power:

         (1)     To declare dividends from time to time in accordance with law;





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         (2)     To purchase or otherwise acquire any property, rights or
                 privileges on such terms as it shall determine;

         (3) To authorize the creation, making and issuance, in such form as it may determine, or written obligations or every kind, negotiable or non-negotiable, secured or unsecured, and to do all things necessary in connection therewith;

         (4) To remove any officer of the Corporation with or without cause, and from time to time to confer the powers and duties of any officer upon any other person for the time being;

         (5) To confer upon any officer of the Corporation the power to appoint, remove and suspend subordinate officers, employees and agents;

         (6) To adopt from time to time such stock, option, stock purchase, bonus or other compensation plans for directors, officers, employees and agents of the corporation and its subsidiaries as it may determine;

         (7) To adopt from time to time such insurance, retirement, and other benefit plans for directors, officers, employees and agents of the Corporation and its subsidiaries as it may determine; and,





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         (8)     To adopt from time to time regulations, not inconsistent with these By-laws, for the management of the Corporation's business and affairs.

                                   ARTICLE III
                                    OFFICERS

Section 1.  Officers.

         The officers of the Corporation shall be elected by the Board of Directors, and shall include a President, a Corporate Secretary, a Treasurer, and such other officers, employees and agents as appointed, from time to time, in accordance with these By-laws. Additionally, the President shall have the power to appoint such Vice Presidents and other officers equivalent or junior thereto as the President may deem appropriate.

Section 2.  Term.

         Each officer of the Corporation shall serve at the pleasure of the Board of Directors, and the Board may remove any officer at any time with or without cause. Any officer, if appointed by the President of the Corporation, may likewise be removed by the President.

Section 3.  Authority and Duties.

         All officers and agents of the Corporation shall have such authority and perform such duties in the management of the property and affairs of the Corporation as generally pertain to their respective offices, as well as such authority and duties as may be determined by the Board of Directors.





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Unless otherwise specified by the Board of Directors, the President shall be the chief executive officer of the Corporation.

Section 4.  Execution of Instruments.

         Checks, notes, drafts, other commercial instruments, assignments, guarantees of signatures, and contracts (except as otherwise provided herein or by law) shall be executed by the President, any Vice President, or such officers or employees or agents as the Board of Directors may direct.

Section 5.  Compensation.

         The Board of Directors shall have power to fix, or to delegate the power to fix, the compensation for services in any capacity of all officers, employees or agents of the Corporation. The Board of Directors shall have the authority to establish, within legal limits, such pension, retirement, stock purchase and stock option plans, and such other fringe benefit plans for the benefit of officers, employees, or agents as it deems to be in the best interest of the Corporation.

Section 6.  Action with Respect to Securities of Other Corporations.

         Unless otherwise directed by the Board of Directors, the President, or any other person authorized by the President shall have power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of stockholders of or with respect to any action of stockholders





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of any other corporation in which this Corporation may hold securities and otherwise to exercise any and all rights and powers which this Corporation may possess by reason of its ownership of securities in such other corporation.

                                   ARTICLE IV
                                     STOCK

Section 1.  Certificates of Stock.

         Each stockholder shall be entitled to a certificate signed by, or in the name of the Corporation, by the President and by the Corporate Secretary or an Assistant Corporate Secretary, certifying the number of shares owned by him or her. Any or all of the signatures on the certificate may be by facsimile.

Section 2.  Transfers of Stock.

         Transfers of stock shall be made only upon the transfer books of the Corporation kept at an office of the Corporation or by transfer agents designated to transfer shares of the stock of the Corporation. Except where a certificate is issued in accordance with Section 4 of Article IV of these Bylaws, an outstanding certificate for the number of shares involved shall be surrendered for cancellation before a new certificate is issued therefor.

Section 3.  Record Date.

         In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders, or to receive payment of any dividend or other distribution or allotment of any rights or to exercise





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any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of any meeting of stockholders, nor more than sixty (60) days prior to the time for such other action as hereinbefore described; provided, however, that if no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held, and, for determining stockholders entitled to receive payment of any dividend or other distribution or allotment of rights or to exercise any rights of change, conversion, or exchange of stock or for any other purpose, the record date shall be at the close of business on the day on which the Board of Directors adopts a resolution relating thereto.

         A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.





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         In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall be not more than ten (10) days after the date upon which the resolution fixing the record date is adopted. If no record date has been fixed by the Board of Directors and no prior action by the Board of Directors is required by the corporation statutes of the State of Nevada, the record date shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in the manner prescribed by Article I, Section 9 hereof. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by the corporation statutes of the State of Nevada with respect to the proposed action by written consent of the stockholders, the record date for determining stockholders entitled to consent to corporate action in writing shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

Section 4.  Lost, Stolen, or Destroyed Certificates.

         In the event of the loss, theft, or destruction of any certificate of stock, another may be issued in its place pursuant to such regulations as the Board of Directors may





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establish concerning proof of such loss, theft, or destruction and concerning the giving of a satisfactory bond or bonds or indemnity.

Section 5.  Regulations.

         The issue, transfer, conversion, and registration of certificates of stock shall be governed by such other regulations as the Board of Directors may establish.

                                   ARTICLE V
                                    NOTICES

Section 1.  Notices.

         Except as otherwise specifically provided herein or required by law, all notices required to be given to any stockholder, director, officer, employee, or agent shall be in writing and may in every instance be effectively given by hand delivery to the recipient thereof, by depositing such notice in the mail, postage paid, or by sending such notice by prepaid telegram or mailgram. Any such notice shall be addressed to such stockholder, director, officer, employee, or agent at his or her last known address as the same appears on the books of the Corporation. The time when such notice is received, if hand-delivered, or dispatched, if delivered through the mail or by telegram or mailgram, shall be the time of the giving of the notice.

Section 2.  Waivers.

         A written waiver of any notice, signed by a stockholder, director, officer, employee, or agent, whether before or after the time of the event for which notice is to





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be given, shall be deemed equivalent to the notice required to be given to such stockholder, director, officer, employee, or agent. Neither the business nor the purpose of any meeting need be specified in such a waiver.

                                   ARTICLE VI
                                 MISCELLANEOUS

Section 1.  Facsimile Signatures.

         In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these Bylaws, facsimile signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board of Directors.

Section 2.  Corporate Seal.

         The Board of Directors may adopt a suitable seal, containing the name of the Corporation, which seal shall be in the charge of the Corporate Secretary and a duplicate of the seal may be kept and used by an Assistant Corporate Secretary.

Section 3.  Reliance upon Books, Reports, and Records.

         Each director and each officer of the Corporation shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or by any other person as to matters which such director reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.





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Section 4.  Fiscal Year.

         The fiscal year of the Corporation shall be as fixed by the Board of Directors.

Section 5.  Time Periods.

         In applying any provision of these Bylaws which requires that an act be done or not be done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.

                                  ARTICLE VII
                   INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 1.  Right to Indemnification.

         Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative, or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a director or an officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation or of a partnership, joint venture, trust, or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director, officer,





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employee, or agent or in any other capacity while serving as a director, officer, employee, or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the corporation statutes of the State of Nevada, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes, or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in Section 3 of this Article VII with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

Section 2.  Right to Advancement of Expenses.

         The right to indemnification conferred in Section 1 of this Article VII shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that, if the corporation statutes of the State of Nevada requires, an





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advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this Section 2 or otherwise. The rights to indemnification and to the advancement of expenses conferred in Sections 1 and 2 of this Article VII shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the indemnitee's heirs, executors, and administrators.

Section 3.  Right of Indemnitee to Bring Suit.

         If a claim under Section 1 or 2 of this Article VII is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If





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successful in whole or in part in any such suit, or in a suit brought by the
Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the corporation statutes of the State of Nevada. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the corporation statutes of the State of Nevada, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by





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the indemnitee, be a defense to such suit.  In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to the indemnified, or to such advancement of expenses, under this Article VII or otherwise shall be on the Corporation.

Section 4.  Non-Exclusivity of Rights.

         The rights to indemnification and to the advancement of expenses conferred in this Article VII shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation's Articles of Incorporation, Bylaws, agreement, vote of stockholders, or disinterested directors or otherwise.

Section 5.  Insurance.

         The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee, or agent of the Corporation or another corporation, partnership, joint venture, trust, or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the corporation statutes of the State of Nevada.





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Section 6.  Indemnification of Employees and Agents of the Corporation.

         The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

                                  ARTICLE VIII
                                   AMENDMENTS

         New bylaws may be adopted or these Bylaws may be amended or repealed by the affirmative vote of a majority of the outstanding shares entitled to vote, or by the written consent of stockholders entitled to vote such shares.





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